EXHIBIT 10.1

RENEWAL AND MODIFICATION AGREEMENT

This Renewal and Modification Agreement (this “Agreement”), effective as of November 1, 2007, is made by and among CaminoSoft Corp., a California corporation (“Borrower”), Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation (“Renn III”), Renaissance US Growth Investment Trust PLC, a public limited company registered in England and Wales (“RUSGIT”), BFS US Special Opportunities Trust PLC, a public limited company registered in England and Wales (“BFS” and together with Renn III and RUSGIT, collectively, the “Lenders”), and RENN Capital Group, Inc., a Texas corporation, solely as agent for the Lenders and not on its own behalf (“Agent”).

Borrower is indebted to the Lenders under the terms of a loan (the “Loan”) evidenced by (i) that certain Secured Subordinated Promissory Note dated July 19, 2004 in the amount of $250,000 payable to the order of Renn III, (ii) that certain Secured Subordinated Promissory Note dated July 19, 2004 in the amount of $250,000 payable to the order of RUSGIT, and (iii) that certain Secured Subordinated Promissory Note dated July 19, 2004 in the amount of $250,000 payable to the order of BFS (collectively, the “Notes”) and certain other instruments, as each may have been previously renewed, modified or extended (such instruments, and any others which evidence, guaranty, secure or modify the Loan, as any or all of them may have been amended or modified to date and (in the case of Uniform Commercial Code filings) whether or not executed by Borrower, shall hereinafter be collectively referred to as the “Loan Documents”). Payment of the Notes is secured by the security interests in all or substantially all of the assets of Borrower. The parties hereto wish to modify, renew and extend the maturity of the Notes. Accordingly, the parties hereto agree as follows:

1.  Modification. Each of the Notes is hereby modified and amended such that (i) the maturity date of the Note is changed so that payment of the unpaid principal on the Note, and all accrued and unpaid interest and other charges due under the Loan Documents, shall be due and payable on February 27, 2008, and (ii) commencing with the interest payments due on November 1, 2007, such payments will be made by delivering of restricted shares of Borrower’s Common Stock. The number of shares to be so delivered shall be equal to the amount of the interest payment divided by the average of the last sale prices, or if there is no last sale price, the closing bid prices, for the five trading days immediately preceding the payment date. Except as modified and amended pursuant to the terms of this Agreement, the Loan Documents, including without limitation the Notes, shall remain in full force and effect in accordance with their respective terms.

2.  Reaffirmation of Loan. Borrower: (a) reaffirms its obligations under the Loan Documents, as modified herein; and (b) confirms to Lender all security interests and liens heretofore granted to secure payment and performance of the Notes.

3.  No Claims or Defenses. Borrower confirms and acknowledges that it has no claims, offsets, counterclaims or defenses with respect to (i) the payment of the Loan; (ii) the payment of any other sums due under the Loan Documents; (iii) the performance of any Borrower’s obligations under the Loan Documents; or (iv) any liability under any of the Loan Documents.

4.  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state provided for in the Notes, without reference to conflict of law principles.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

BORROWER:

CaminoSoft Corp.

By:
Michael Skelton Chief Executive Officer

LENDERS:

Renaissance Capital Growth & Income Fund III, Inc.

By:
Russell Cleveland President

Renaissance US Growth Investment Trust PLC

By:	RENN Capital Group, Inc.
Its: Investment Manager

By:	Russell Cleveland President

BFS US Special Opportunities Trust PLC

By:	RENN Capital Group, Inc.
Its: Investment Manager

By:	Russell Cleveland President

AGENT:

RENN Capital Group, Inc.

By:
Russell Cleveland President